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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934





      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 20, 1996



                          STARTRONIX INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                        1-9190                912263272
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)



     2402 MICHELSON DRIVE, SUITE 160, IRVINE, CALIFORNIA          92715
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (714) 474-1700




                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANT.

         Effective September 20, 1996, the independent accounting firm of BDO Siedman, LLP ("BDO"), previously engaged as the principal accountant to audit the financial statements of Startronix International Inc. (the "Company"), has resigned.

         BDO's reports on consolidated financial statements for the fiscal years ending June 30, 1994 and 1995 contained an explanatory paragraph as to the Company's ability to continue as a going concern. The reports for both such fiscal years also noted that the Company changed its method of accounting for income taxes effective July 1, 1993. The report on the consolidated financial statements for the fiscal year ending June 30, 1995 referenced a matter discussed in Note 14 to the financial statements regarding a demand letter from the purchaser of gold mine property alleging breaches in the terms of the sales contract and seeking a reduction in the sales price (and in the corresponding amount due to the Company in the form of debentures).

         During the Company's two most recent fiscal years and the subsequent interim period before BDO's resignation, there were not any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report.

         In connection with its resignation, BDO has advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist. The Company's management believes that with further investigation of the Company's financial condition it can develop reliable financial statements. The Board of Directors has discussed this matter with BDO, and the Company has authorized BDO to respond fully to the inquiries of a successor accountant concerning this matter.

         BDO has informed the Company that the following information has come to BDO's attention that has led it to believe that it no longer can rely on management's representations: (i) issues raised by BDO concerning the reporting of certain goodwill and stock compensation and disbursement items for the first, second and third quarters ending September 30, 1995, December 31, 1995 and March 31, 1996, respectively, and (ii) the Company's failure to notify BDO of the Company's use of financial statements audited by BDO as part of its private placement memorandums. As a result of the identified issues, BDO also believes that the scope of its audit for the fiscal year ending June 30, 1996 would need to be expanded. The Company has authorized BDO to expand the scope of its audit accordingly. Due to BDO's resignation, however, BDO did not expand the scope of its audit. The Board of Directors has discussed these matters with BDO, and the Company has authorized BDO to respond fully to the inquiries of a successor accountant concerning these matters. The Company has also undertaken to investigate the accounting issues raised by BDO. If, after further investigation of such matters, the Company determines that any issues raised by BDO concerning the reporting of goodwill and stock compensation and disbursement items so require, the Company will amend its Quarterly Report on Form 10-Q filed for the applicable quarters.

         In August, 1996, the Company retained James Valle as its new Chief Financial Officer to, among other things, improve the Company's accounting and reporting procedures and

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internal control structure. Mr. Valle has been working with the Company's Board of Directors to refine the Company's accounting and reporting procedures and internal control structure, and to resolve any previously existing matters such as those set forth above.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

                                             STARTRONIX INTERNATIONAL INC.


September 27, 1996                           /s/ James Valle
                                             ---------------------------------
                                             James Valle,
                                             Chief Financial Officer

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